UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 23, 2005

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Federal Home Loan Bank of New York (the "Bank") obtains most of its funds from the sale of debt securities, known as consolidated obligations, in the capital markets. Consolidated obligations, which consist of bonds and discount notes, are by regulation the joint and several obligations of the twelve Federal Home Loan Banks. The Federal Home Loan Banks are regulated by the Federal Housing Finance Board (the "Finance Board") and the Finance Board regulations authorize the Finance Board to require any Federal Home Loan Bank to repay all or a portion of the principal of or interest on consolidated obligations for which another Federal Home Loan Bank is the primary obligor. Consolidated obligations are sold to the public through the Office of Finance using authorized securities dealers. Consolidated obligations are backed only by the financial resources of the twelve Federal Home Loan Banks and are not guaranteed by the United States government.

Schedule A sets forth all consolidated obligation bonds and discount notes committed to be issued by the Federal Home Loan Banks, for which the Bank is the primary obligor, on the trade dates indicated, other than discount notes with a maturity of one year or less that are issued in the ordinary course of business. Schedule A also includes any consolidated obligations with a remaining maturity in excess of one year, if any, for which we have assumed the primary repayment obligation from another Federal Home Loan Bank.

We may elect to change our method of reporting information on the issuance or assumption of consolidated obligations at any time. In reviewing the information in this Current Report on Form 8-K, please note:

• although consolidated obligations issuance is material to the Bank, we have not made a judgment as to the materiality of any particular consolidated obligation or obligations;
• Schedule A does not address any interest-rate exchange agreements (or other derivative instruments) which we may enter into as a result of our asset and liability management strategies and that may be associated, directly or indirectly, with one or more of the reported consolidated obligations;
• Schedule A will not enable a reader to track changes in the total consolidated obligations outstanding for which we are the primary obligor because Schedule A generally excludes consolidated obligation discount notes with a maturity of one year or less and does not reflect whether the proceeds from the issuance of the reported consolidated obligations will be used to, among other things, satisfy called or maturing consolidated obligations. We will report the total consolidated obligations outstanding for which we are the primary obligor in our periodic reports filed with the Securities and Exchange Commission; and
• the principal amounts reported on Schedule A represent the principal amount of the reported consolidated obligations at par, which may not correspond to the amounts reported in our financial statements prepared in accordance with generally accepted accounting principles contained in our periodic reports filed with the Securities and Exchange Commission, because the par amount does not account for, among other things, any discounts, premiums or concessions.

Item 8.01 Other Events.

Each month, the Chief Executive Officer of the Bank issues a ‘Report from the President’ (the "Report") to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of December 2005 issued on December 29, 2005 appears below.

December 29, 2005

TO: All Stockholders
(Individually Addressed)

SUBJECT: Report for the Month

2005: A YEAR OF ACCOMPLISHMENT

We have completed a year in which the Federal Home Loan Bank of New York achieved a number of distinct and transforming accomplishments.

Completed SEC Registration

One of the most significant and transforming of the accomplishments occurred in late August. After three years of preparation and hard work, the registration of the Bank’s stock under the Securities Exchange Act of 1934 was declared effective by the SEC. The Home Loan Bank became one of only two banks in the Home Loan Bank System to satisfy the registration requirements of the SEC within the time frame set by our regulator, the Federal Housing Finance Board.

The Home Loan Bank’s filings with the SEC are available on the SEC’s "EDGAR" system, accessed at http://www.sec.gov/edgar.shtml. If you have not done so, I encourage you to review these reports containing detailed financial and other information about the Bank.

Completed Capital Exchange

With the completion of the SEC registration process, the Home Loan Bank then proceeded with the implementation of the new Capital Plan. Prior to the opening of business on December 1, outstanding shares of capital stock owned by the Home Loan Bank of New York’s community member stockholders were automatically exchanged for shares of the Bank’s new Class B stock. The new Capital Plan was mandated by the Gramm-Leach-Bliley Act, and more closely ties member capital requirements with advance usage.

Improved Financial Results

In addition and more importantly, the Home Loan Bank continued to achieve solid financial results in 2005. The Bank manages to a risk/reward profile that generates sustainable and predictable earnings. For example, we continued with a low-risk, tightly controlled, conservative approach to investing in

Mortgage-Backed Securities. At the same time, we also remained a member-focused, advances-oriented Home Loan Bank: approximately 75% of the assets of the Bank are in the form of advances to our members. Only a few other Home Loans rival this high percentage. Further, advance demand has remained solid. In November 2005, advances averaged $60.9 billion, down slightly (about $600 million) from October 2005. We ended the month with $61.4 billion in advances on our books.

Product innovation has continued in the area of advances. In June, the Bank introduced the Fed Funds Floating Rate Advance, a new adjustable alternative for members. The "Fed Funds Floater" Advance is designed to help fund a portion of members' cash positions. The product’s rate is tied to the Fed Funds rate and resets daily.

The Home Loan Bank also furthered its record of providing a fair return on our members’ capital investment. In fact, profits improved over 2004 and the Home Loan Bank is now providing among the highest capital investment returns in the Bank System. At the same time, the level of pre-dividend retained earnings increased more than 22% from the 2004 year-end balance to approximately $273 million at the end of November.

As we total up the results for the full year, I want to express my personal appreciation to each stockholder for the business you brought to the Bank in 2005. We are here to help our members play a key role in the delivery of housing and community financing.

With an outstanding Board of Directors, a solid management team, and a dedicated staff, we have set the course and put in place the plans that have made the FHLBNY an exemplary organization. The Home Loan Bank team is dedicated to providing quality services, and we look forward to maintaining a high level of service in 2006.

In closing, we value your relationship with the Home Loan Bank and we are ready to assist you in meeting your commitments to your customers. And we appreciate the opportunity to serve you.

All of us at the Home Loan Bank wish you and yours the very best in 2006!

Sincerely,

Alfred A. DelliBovi
President

This document may contain forward-looking statements regarding the Federal Home Loan Bank of New York's future financial and non-financial performance. Forward-looking statements are subject to uncertainties. Actual performance may differ materially from projections because of many factors including, but not limited to: regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. The Federal Home Loan Bank of New York undertakes no obligation to update any forward-looking statements made in this document.

Item 9.01 Financial Statements and Exhibits.

Exhibit 1: Schedule A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

December 29, 2005	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1	Schedule A